Exhibit 32.1

                          CERTIFICATION OF PERIODIC REPORT

I, Douglas  Larson,  CEO of Eldorado  Artesian  Springs,  Inc. (the  "Company"),
certify,  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, 18 U.S.C.
Section 1350, that:

(1)  the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the  requirements of section  13(a) or 15(d) of the  Securities  Exchange Act of 1934 (15 U.S.C.
     78m or 78o(d)); and;

(2)  the information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

Dated:  August 6, 2003

                                                /s/Douglas Larson
                                                Douglas Larson
                                                CEO

Subscribed and sworn to be this 6th day of August 2003.

State of Colorado, County of Boulder

/s/Jenni L. Seroogy
Jenni L. Seroogy

My commission expires: 4-18-03